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                                                                    EXHIBIT 99.1
FAMILY RESTAURANTS, INC.



NEWS RELEASE


                                   Contact:Gayle DeBrosse
                                   Family Restaurants, Inc.
                                   (714) 863-6491

For Immediate Release

Irvine, California -- July 3, 1996 -- Kevin Relyea, President and CEO of Family Restaurants, Inc. announced today that the Company has repurchased $150,966,000 aggregate principal amount of its 9-3/4% Senior Notes due 2002 and $108,600,000 aggregate principal amount of its 10-7/8% Senior Subordinated Discount Notes due 2004 in exchange for (or from the proceeds from the sale of) $133,500,000 aggregate principal amount of the 12-1/2% Senior Notes of FRD Acquisition Co. acquired by the Company in connection with its previously announced sale of the Company's family restaurant division.

The Company also announced that it had received the requisite consents to certain amendments to the indentures relating to the Company's Notes and had effected such amendments.

Family Restaurants, Inc. operates 310 restaurants primarily in California, Ohio, Pennsylvania, Illinois, Indiana, and Michigan under the Chi-Chi's, El Torito, Casa Gallardo, and Charley Brown's concepts.

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